Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8800
Contact: Roland O. Burns
Sr. Vice President and Chief Financial Officer
Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
FOURTH QUARTER and ANNUAL 2010
FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, February 7, 2011 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the three months and year ended December 31, 2010.

Financial Results for the Three Months and Year Ended December 31, 2010

Comstock reported a net loss of $20.6 million or 45¢ per share for the three months ended December 31, 2010 as compared to a net loss of $6.8 million or 15¢ per share for the three months ended December 31, 2009.  Included in the net loss for the fourth quarter of 2010 is a loss of $25.8 million before income taxes ($16.8 million after tax) resulting from the sale of the Company's Mississippi properties in the quarter.  Excluding this loss on the divestiture, the net loss for the fourth quarter of 2010 would have been $3.8 million or 8¢ per share.

Production in the fourth quarter of 2010 was 17.3 billion cubic feet of natural gas equivalent ("Bcfe").  Production from the Company's Haynesville shale wells of 94.2 million cubic feet of natural gas equivalent ("MMcfe") per day accounted for 50% of the Company's total production of 187.6 MMcfe per day in the fourth quarter of 2010, as compared to 83.6 MMcfe per day (40%) during the fourth quarter of 2009.  Comstock completed eleven Haynesville shale wells during the fourth quarter of 2010, overcoming the shortage of pressure pumping completion services which impacted completion activity in the second and third quarters of 2010.  The increased Haynesville shale production was offset in part by the effect of 5 MMcfe per day of well shut-ins during the fourth quarter.

Natural gas prices declined in the fourth quarter of 2010 as compared to natural gas prices during the fourth quarter of 2009.  Comstock's average realized natural gas price decreased 16% to $3.73 per Mcf for the fourth quarter of 2010 as compared to $4.43 per Mcf in the fourth quarter of 2009.  The Company's average realized oil price increased by 15% to $74.75 per barrel for the fourth quarter of 2010 as compared to $64.76 per barrel in the fourth quarter of 2009.  The lower natural gas prices resulted in a 21% decrease in oil and gas sales which were $72.7 million in the fourth quarter of 2010 as compared to 2009's fourth quarter sales of $91.9 million.  Operating cash flow (before changes in working capital accounts) was $44.9 million in the fourth quarter of 2010 and EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, was $51.3 million.

Comstock reported a net loss of $19.6 million or 43¢ per share for the year ended December 31, 2010 as compared to a net loss of $36.5 million or 81¢ per share for the year ended December 31, 2009.  Excluding the loss resulting from the sale of the Mississippi properties, the net loss for the year ended December 31, 2010 would have been $2.8 million or 6¢ per share.  Production in 2010 increased 12% to 73.3 Bcfe as compared to the 65.5 Bcfe produced during 2009.  Comstock averaged $4.35 per Mcf for sales of its natural gas production in 2010, 5% higher than the $4.16 per Mcf realized during 2009.  Realized oil prices in 2010 averaged $68.35 per barrel, 34% higher than the $50.94 per barrel in 2009.  The higher production and improved oil and gas prices resulted in a 19% increase in oil and gas sales for 2010, which were $349.1 million as compared with $292.6 million in 2009.  Operating cash flow (before changes in working capital accounts) generated by Comstock for 2010 was $219.7 million while EBITDAX was $249.1 million.

2010 Drilling Results

Comstock reported on the results of its 2010 drilling program.  The Company spent $537 million during 2010 on its exploration and development activities, $396 million of which was spent on drilling activities, $138 million of which was spent to acquire leases and $3 million of which was spent to acquire seismic data.  During 2010 Comstock drilled 78 wells (49.3 net wells).  The drilling program added 431 Bcfe of proved reserves in 2010 and were the primary driver of the Company’s 45% growth in proved oil and gas reserves achieved in 2010.  As of December 31, 2010, the Company also had seven wells in the process of drilling, including six in the Haynesville or Bossier shale and one in the Eagle Ford shale.

In the East Texas/North Louisiana region, Comstock drilled 73 wells (45.5 net) during 2010.  Seventy-two of the wells were Haynesville or Bossier shale wells.  Thirty-seven of the 72 Haynesville or Bossier shale wells drilled in 2010 were completed and put on production at an average per well initial production rate of 10.4 MMcfe per day.  Comstock had 35 (23.4 net) wells that were drilled in 2010 but were not completed due to unavailability of pressure pumping completion services.  Comstock has secured sufficient completion services in 2011 to allow the Company to complete these wells.  Comstock operates 26 (22.1 net) of the uncompleted wells.

In addition to its Haynesville shale horizontal drilling program, Comstock drilled two vertical wells during 2010.  Comstock successfully completed a Cotton Valley well in its Blocker field in East Texas and also completed the Julian Pasture #4 in its Ball Ranch field in South Texas.

Comstock also reported early results from its drilling program on its Eagle Ford shale acreage in South Texas.  Comstock has drilled three wells (3.0 net), one in each of Atascosa, Karnes and McMullen counties.  These wells were all located in the oil window of the Eagle Ford shale play.  The NWR #1H was drilled in Atascosa County to a vertical depth of 8,706 feet with a 5,209 foot lateral.  After frac, this well produced an initial rate of 381 barrels of oil per day and is currently producing to sales on a restricted choke and is on a very shallow production decline.  The Rancho Tres Hijos #1H well was drilled in McMullen County to a vertical depth of 8,715 feet with a 4,091 foot lateral.  After frac, this well flowed at an initial rate approaching 432 barrels of oil per day and is currently producing to sales on a restricted choke and it is also on a very shallow production decline.  The third well, the Coates #1, was drilled in Karnes County to a vertical depth of 9,706 feet with a 5,422 foot lateral.  This well is currently flowing back frac fluids after its completion.

Comstock has planned a conference call for 9:30 a.m. Central Time on Tuesday, February 8, 2011, to discuss the operational and financial results for the fourth quarter of 2010.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 1-866-277-1181 (international dial-in use 617-597-5358) and provide access code 20977380 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Revenues:
Oil and gas sales	$72,650	$91,921	$349,141	$292,583
Gain on sale of properties	—	213	—	213
Operating expenses:
Production taxes	351	3,157	9,894	8,643
Gathering and transportation	4,948	4,734	17,256	8,696
Lease operating	12,375	12,545	53,525	53,560
Exploration	99	536	2,605	907
Depreciation, depletion and amortization	50,206	61,237	213,809	213,238
Impairment of oil and gas properties	11	—	224	115
Loss on sale of properties	25,835	—	26,632	—
General and administrative	8,235	11,613	37,200	39,172

Total operating expenses	102,060	93,822	361,145	324,331

Operating loss	(29,410)	(1,688)	(12,004)	(31,535)

Other income (expenses):
Interest income	—	210	263	245
Other income	91	18	236	133
Gain on sale of marketable securities	10,837	—	16,529	—
Interest expense	(6,905)	(7,779)	(29,456)	(16,086)

Total other income (expenses)	4,023	(7,551)	(12,428)	(15,708)

Loss before income taxes	(25,387)	(9,239)	(24,432)	(47,243)
Benefit from income taxes	4,778	2,472	4,846	10,772
Net loss	$(20,609)	$(6,767)	$(19,586)	$(36,471)

Net loss per share:
Basic	$(0.45)	$(0.15)	$(0.43)	$(0.81)
Diluted	$(0.45)	$(0.15)	$(0.43)	$(0.81)

Weighted average shares outstanding:
Basic	45,631	45,042	45,561	45,004
Diluted(1)	45,631	45,042	45,561	45,004

(1) Basic and diluted shares are the same due to the net loss.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

OPERATING CASH FLOW:
Net loss	$(20,609)	$(6,767)	$(19,586)	$(36,471)
Reconciling items:
Deferred income taxes	(4,748)	8,478	(4,617)	30,796
Depreciation, depletion and amortization	50,206	61,237	213,809	213,238
Impairment of oil and gas properties	11	—	224	115
(Gain) loss on sale of assets	14,998	(213)	10,103	(213)
Debt issuance costs and discount amortization	602	554	2,436	1,162
Stock-based compensation	4,447	4,250	17,377	15,783
Operating cash flow	44,907	67,539	219,746	224,410
Excess tax benefit from stock-based compensation	12	(123)	(1,491)	(1,097)
Decrease (increase) in accounts receivable	(12,528)	(10,046)	(4,432)	1,997
Decrease (increase) in other current assets	(1,358)	(4,549)	48,070	(27,927)
Increase (decrease) in accounts payable and accrued expenses	31,393	5,586	49,769	(21,126)

Net cash provided by operating activities	$62,426	$58,407	$311,662	$176,257

EBITDAX:
Net loss	$(20,609)	$(6,767)	$(19,586)	$(36,471)
Interest expense	6,905	7,779	29,456	16,086
Income tax benefit	(4,778)	(2,472)	(4,846)	(10,772)
Depreciation, depletion and amortization	50,206	61,237	213,809	213,238
Impairment of oil and gas properties	11	—	224	115
(Gain) loss on sale of assets	14,998	(213)	10,103	(213)
Stock-based compensation	4,447	4,250	17,377	15,783
Exploration	99	536	2,605	907

EBITDAX	$51,279	$64,350	$249,142	$198,673

	As of December 31,
	2010	2009

BALANCE SHEET DATA:
Cash and cash equivalents	$1,732	$90,472
Income taxes receivable	—	42,402
Marketable securities	84,637	95,973
Other current assets	49,362	44,539
Property and equipment, net	1,816,248	1,576,287
Other	12,235	9,288

Total assets	$1,964,214	$1,858,961

Accounts payable and accrued expenses	$155,064	$94,771
Long-term debt	513,372	470,836
Deferred income taxes	217,993	220,682
Other non-current liabilities	9,254	6,561
Stockholders' equity	1,068,531	1,066,111

Total liabilities and stockholders' equity	$1,964,214	$1,858,961

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended December 31, 2010				For the Three Months Ended December 31, 2009
	East Texas/				East Texas/
	North	South			North	South
	Louisiana	Texas	Other	Total	Louisiana	Texas	Other	Total
Oil production (thousand barrels)	33	43	82	158	43	42	106	191
Gas production (MMcf)	12,637	3,130	549	16,316	12,770	4,356	817	17,943
Total production (MMcfe)	12,835	3,383	1,042	17,260	13,031	4,603	1,454	19,088

Oil sales	$2,667	$3,517	$5,573	$11,757	$3,125	$3,034	$6,199	$12,358
Gas sales	45,356	13,278	2,259	60,893	50,623	19,279	3,671	73,573
Gas hedging gains	—	—	—	—	—	5,990	—	5,990
Total gas sales	45,356	13,278	2,259	60,893	50,623	25,269	3,671	79,563
Total oil and gas sales	$48,023	$16,795	$7,832	$72,650	$53,748	$28,303	$9,870	$91,921

Average oil price (per barrel)	$80.63	$83.16	$68.03	$74.75	$72.04	$73.78	$58.31	$64.76
Average gas price (per Mcf)	$3.59	$4.24	$4.11	$3.73	$3.96	$4.43	$4.49	$4.10
Average gas price including hedging (per Mcf)	$3.59	$4.24	$4.11	$3.73	$3.96	$5.80	$4.49	$4.43
Average price (per Mcfe)	$3.74	$4.96	$7.52	$4.21	$4.12	$4.85	$6.79	$4.50
Average price including hedging (per Mcfe)	$3.74	$4.96	$7.52	$4.21	$4.12	$6.15	$6.79	$4.82

Production taxes	$(781)	$682	$450	$351	$2,906	$(329)	$580	$3,157
Gathering and transportation	$4,189	$643	$116	$4,948	$4,031	$587	$116	$4,734
Lease operating	$6,162	$3,667	$2,546	$12,375	$6,207	$3,478	$2,860	$12,545
Production taxes (per Mcfe)	$(0.06)	$0.20	$0.43	$0.02	$0.22	$(0.07)	$0.40	$0.17
Gathering and transportation (per Mcfe)	$0.33	$0.19	$0.11	$0.29	$0.31	$0.13	$0.08	$0.25
Lease operating (per Mcfe)	$0.48	$1.09	$2.45	$0.71	$0.48	$0.75	$1.97	$0.65

Oil and Gas Capital Expenditures:
Leasehold costs	$5,387	$2,100	$15	$7,502	$17,343	$173	$79	$17,595
Exploratory drilling	9,718	19,185	—	28,903	10,196	4	—	10,200
Development drilling	96,913	7,441	101	104,455	61,162	846	152	62,160
Other development	34	210	78	322	538	430	17	985
Total	$112,052	$28,936	$194	$141,182	$89,239	$1,453	$248	$90,940

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Year Ended December 31, 2010				For the Year Ended December 31, 2009
	East Texas/				East Texas/
	North	South			North	South
	Louisiana	Texas	Other	Total	Louisiana	Texas	Other	Total
Oil production (thousand barrels)	147	157	411	715	210	164	401	775
Gas production (MMcf)	52,038	14,437	2,498	68,973	39,048	18,921	2,851	60,820
Total production (MMcfe)	52,920	15,376	4,966	73,262	40,309	19,902	5,257	65,468

Oil sales	$11,237	$12,088	$25,524	$48,849	$11,310	$9,344	$18,802	$39,456
Gas sales	219,387	68,915	11,990	300,292	141,632	74,572	10,601	226,805
Gas hedging gains	—	—	—	—	—	26,322	—	26,322
Total gas sales	219,387	68,915	11,990	300,292	141,632	100,894	10,601	253,127
Total oil and gas sales	$230,624	$81,003	$37,514	$349,141	$152,942	$110,238	$29,403	$292,583

Average oil price (per barrel)	$76.37	$77.21	$62.10	$68.35	$53.83	$57.19	$46.88	$50.94
Average gas price (per Mcf)	$4.22	$4.77	$4.80	$4.35	$3.63	$3.94	$3.72	$3.73
Average gas price including hedging (per Mcf)	$4.22	$4.77	$4.80	$4.35	$3.63	$5.33	$3.72	$4.16
Average price (per Mcfe)	$4.36	$5.27	$7.55	$4.77	$3.79	$4.22	$5.59	$4.07
Average price including hedging (per Mcfe)	$4.36	$5.27	$7.55	$4.77	$3.79	$5.54	$5.59	$4.47

Production taxes	$5,837	$1,990	$2,067	$9,894	$4,862	$2,041	$1,740	$8,643
Gathering and transportation	$14,762	$2,086	$408	$17,256	$5,475	$2,773	$448	$8,696
Lease operating	$28,000	$14,027	$11,498	$53,525	$26,696	$14,536	$12,328	$53,560
Production taxes (per Mcfe)	$0.11	$0.13	$0.42	$0.14	$0.12	$0.10	$0.33	$0.13
Gathering and transportation (per Mcfe)	$0.28	$0.14	$0.08	$0.24	$0.14	$0.14	$0.09	$0.13
Lease operating (per Mcfe)	$0.53	$0.91	$2.31	$0.72	$0.66	$0.73	$2.34	$0.82

Oil and Gas Capital Expenditures:
Leasehold costs	$55,788	$81,975	$173	$137,936	$26,887	$817	$234	$27,938
Exploratory drilling	59,579	25,561	—	85,140	99,113	1,936	—	101,049
Development drilling	294,399	9,506	1,505	305,410	178,349	27,279	273	205,901
Other development	2,251	2,559	838	5,648	4,574	4,662	343	9,579
Total	$412,017	$119,601	$2,516	$534,134	$308,923	$34,694	$850	$344,467